                                                                   EXHIBIT 99.1

                             [CITY NATIONAL LETTERHEAD]

NEWS RELEASE

Contacts:

FINANCIAL/INVESTORS


Frank Pekny (City National) 310-888-6700
Ian Campbell (Abernathy MacGregor Group) 213-630-6550

MEDIA


Jim Dunnigan (City National) 310-888-6636
Dennis Wolcott (Stoorza, Ziegaus & Metzger) 213-891-2822

FOR IMMEDIATE RELEASE
---------------------



CITY NATIONAL REPORTS FOURTH CONSECUTIVE YEAR OF RECORD NET INCOME

     LOS ANGELES, January 13, 2000 -- City National Corporation (NYSE: CYN) today reported its fourth consecutive year of record net income. Net income totaled $108.1 million in 1999, a 12 percent increase from net income of $96.2 million in 1998. Net income per diluted common share rose 15 percent to $2.30 per share, compared with $2.00 per share in 1998.

     City National Corporation, parent company of wholly owned City National Bank, also reported net income of $27.9 million for the fourth quarter of 1999, an increase of 13 percent over net income of $24.7 million for the fourth quarter of 1998. Net income per diluted common share increased by 15 percent to $0.60 per share from $0.52 per share in the fourth quarter of 1998.

     Cash earnings, which exclude the amortization of core deposit intangibles and goodwill, increased 13 percent to $115.4 million from $101.7 million in 1998. Cash earnings per diluted common share rose 17 percent to $2.46 per diluted common share in 1999, from $2.11 per diluted common share in 1998.

     "Continuing to build upon our strong momentum, outstanding team and unique position as the premier private and business bank in Southern California, City National generated strong growth in both loans and core deposits, and at year-end, our assets grew to over $7 billion for the first time," said Russell Goldsmith, CEO of City National Bank and City National Corporation. "In 1999, we also achieved double-digit growth in net income for the fifth consecutive year, maintained outstanding credit quality and increased non-interest income by nearly 30 percent."

     "In 1999, we were particularly pleased to add American Pacific State Bank into our Company and to reach a merger agreement with The Pacific Bank which, for the first time, will expand City National into San Francisco and the dynamic Bay Area economy later in this quarter," Mr. Goldsmith added.

RETURN ON ASSETS/RETURN ON EQUITY

     The Company's return on average assets in 1999 was 1.67 percent, compared with 1.71 percent for 1998. The return on average common equity increased to 19.16 percent, compared with 17.87 percent in the prior year, as growth in net income exceeded growth in shareholders' equity. The growth in shareholders' equity was affected by the repurchase of the Company's stock at a cost of $38.0 million.

     City National's total average assets rose to a record $6.5 billion in 1999, an increase of 15 percent, compared with $5.6 billion in average assets in 1998. Internally generated growth was primarily responsible for the increase in total assets, and was supplemented by the acquisition of American Pacific State Bank in August 1999.

LOANS

     Average loans rose 20 percent for the 1999 fourth quarter and 14 percent for the year to $4.8 billion. Annual loan growth was driven primarily by increases in commercial, real estate commercial mortgage, and construction loans. Commercial loan average balances rose 17 percent from $2.2 billion to $2.6 billion. Real estate commercial mortgage loan average balances rose 13 percent from $755.8 million to $851.4 million. In addition, construction loan average balances rose 50 percent from $191.8 million to $288.1 million.

     Total loans at December 31, 1999 were $5.5 billion, compared with $4.5 billion at December 31, 1998. During the year, relationship-originated loans increased $974.7 million while non-relationship-syndicated loans -- which continue to be less than 10 percent of the portfolio -- and purchased residential first mortgages fell $14.5 million due to repayments and sales.

DEPOSITS

     Total deposits were $5.7 billion at December 31, 1999, compared with $4.9 billion at December 31, 1998. Core deposits -- which continued to significantly benefit the bank's cost of funds -- increased by approximately $367 million, or 9 percent, with the remaining growth coming from certificates of deposit over $100,000.

NET INTEREST INCOME

     Net interest income on a fully taxable-equivalent basis rose 9 percent to $332.7 million, compared with $304.2 million in 1998. Interest recovered on non-accrual and charged-off loans was $5.3 million in 1999, compared with $7.1 million in 1998.

     The fully taxable-equivalent net interest margin in 1999 was 5.56 percent, compared with 5.86 percent the preceding year. The combination of growth in earning assets -- which outpaced growth in lower-cost core deposits -- and a slightly lower average prime rate in 1999 caused the year-over-year decrease in the net interest margin. The 11-basis-point reduction in the net interest margin between the third and the fourth quarters of 1999 is primarily attributable to increased rates paid on time deposits and swaps, and to Y2K liquidity precautions. The preparations taken in anticipation of the January 1, 2000 rollover have, to date, resulted in a successful Y2K transition.

NON-INTEREST INCOME/EXPENSE

     Non-interest income continued its strong growth trend, rising 29 percent to $87.2 million for 1999 over the $67.7 million reported in 1998 -- which, in turn, was 27 percent higher than in 1997. Non-interest revenues as a percent of total revenues increased to 21.3 percent in 1999 from 18.7 percent the year earlier, reflecting the Company's continued emphasis on diversifying its sources of revenue.

     Essentially all categories of non-interest income increased over the prior year. Investment services and trust fees grew as a result of strong, internally generated new business as well as new revenue contributions from the North American Trust Company acquisition, which was completed at the end of 1998. International services income rose 23 percent to just under $10.0 million. Gains on the sale of assets and securities amounted to $5.8 million for the year, compared with $4.9 million in the prior year.

     Non-interest expense was $241.8 million in 1999, compared with $211.3 million in 1998. The year-over-year increase is primarily the result of expenses related to two acquired businesses -- North

American Trust Company at the end of 1998 and American Pacific State Bank in August 1999; expenses related to new branch openings; and other growth opportunities. Compared with 1998, salaries and other benefits increased by $19.0 million, or 17 percent, and all other expenses increased $11.5 million, or 12 percent. The Company's emphasis on cost control continues to be reflected in its cash efficiency ratio, which grew very modestly from 55.03 percent in 1998 to 55.37 percent in 1999.

CREDIT QUALITY

     The Company recorded no credit loss provisions for 1999 or 1998, as credit quality remained strong. Net credit losses were $4.7 million in 1999, compared with net credit losses of $5.2 million in 1998. In the fourth quarter, loan charge-offs include approximately $8.0 million for two syndicated nursing sector health care credits in which the bank sold its position at a discount.

     The allowance for credit losses at December 31, 1999, totaled $134.1 million, or 2.44 percent of outstanding loans. This compares with an allowance of $135.3 million, or 2.99 percent at December 31, 1998. The allowance for credit losses as a percentage of nonaccrual loans was 530 percent at December 31, 1999, compared with 585 percent at December 31, 1998. Total non-performing assets (nonaccrual loans and OREO) were $26.7 million, or 0.49 percent of total loans and OREO at December 31, 1999, slightly higher than the $21.5 million or 0.41 percent at September 30, 1999 and comparable to the $26.6 million or 0.59 percent at December 31, 1998.

CAPITAL LEVELS

     Total-capital and Tier 1 capital ratios at December 31, 1999 were 11.21 percent and 7.88 percent, well above the capitalization ratios of 10.00 percent and 6.00 percent required for an institution to be classified as "well-capitalized." The Company's leverage ratio of 6.73 percent substantially exceeded the regulatory minimum of 4.00 percent required for a "well-capitalized" institution. Lower capital ratios, as compared to prior periods, are primarily attributable to the growth in assets from the all-cash acquisition of American Pacific State Bank and the Company's stock repurchase programs.

STOCK REPURCHASE

     City National repurchased 1,152,800 shares of stock at a cost of $38.0 million during 1999. Under the current stock buyback program of 1 million common shares announced on July 29, 1999, 280,800 shares -- including 32,400 shares in the fourth quarter -- were repurchased for a cost of $9.3 million. Shares purchased under the buyback program will be reissued for the acquisition of The Pacific Bank, upon the exercise of stock options and for other general corporate purposes. Treasury shares at December 31, 1999 totaled 1,428,439 shares.

PROPOSED ACQUISITION OF THE PACIFIC BANK

     On December 29, 1999, the OCC approved the Company's application to acquire The Pacific Bank, subject to The Pacific Bank's shareholders' approval.

ABOUT CITY NATIONAL

     City National Corporation is a publicly owned corporation with $7.2 billion in total assets. Its stock is traded on the New York Stock Exchange under the symbol "CYN." The company's wholly owned subsidiary, City National Bank, is Southern California's premier business and private bank. City National Bank has 46 offices throughout Los Angeles, Orange, Riverside, San Bernardino, San Diego and Ventura counties.

     For more information about City National, our Fax-On-Demand Information Service is at

1.800.873.5293, and City National's web page is at http://www.cnb.com.

     The Company wishes to take advantage of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 as to "forward-looking" statements in this release that are not historical facts. City National Corporation notes that a variety of factors could affect the Company's business and cause actual results to differ materially from those expressed in any forward-looking statement made in this release. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: economic conditions; interest rates; government regulation and monetary policy; competition; and credit quality.

     For a more complete discussion of these risks and uncertainties, the reader's attention is directed to City National Corporation's Form 10-Q for the quarter ended September 30, 1999, particularly the section entitled "Cautionary Statement for Purposes of the 'Safe-Harbor' Provisions of the Private Securities Litigation Reform Act of 1995," and the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 10, 2000, particularly the section entitled "Risk Factors."

                                     ###

Earnings Release
January 13, 2000


CITY NATIONAL CORPORATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET (unaudited)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


(Dollars in thousands, except per share amounts)                                                December 31,
                                                                           --------------------------------------------------
                                                                                1999              1998           % Change
                                                                           ---------------   ---------------   --------------
Assets
       Cash and due from banks                                           $        233,178  $        286,367              (19)
       Securities                                                               1,129,806         1,047,017                8
       Federal funds sold                                                          57,000           405,000              (86)
       Loans (net of allowance for credit
          losses of $134,077 and $135,339)                                      5,356,592         4,395,088               22
       Other assets                                                               437,043           294,309               48
                                                                           ---------------   ---------------   --------------
          Total assets                                                   $      7,213,619  $      6,427,781               12
                                                                           ===============   ===============   ==============

Liabilities and Shareholders' Equity
       Noninterest-bearing deposits                                      $      2,448,916  $      2,382,724                3
       Interest-bearing deposits                                                3,220,493         2,504,678               29
                                                                           ---------------   ---------------   --------------
          Total deposits                                                        5,669,409         4,887,402               16
       Federal funds purchased and securities sold
          under repurchase agreements                                             295,487           451,311              (35)
       Other short term borrowed funds                                            296,739            92,001              223
       Subordinated debt                                                          123,453           123,265                0
       Other long-term debt                                                       180,000           250,000              (28)
       Other liabilities                                                           76,885            61,999               24
                                                                           ---------------   ---------------   --------------
          Total liabilities                                                     6,641,973         5,865,978               13
       Shareholders' equity                                                       571,646           561,803                2
                                                                           ---------------   ---------------   --------------
          Total liabilities and shareholders' equity                     $      7,213,619  $      6,427,781               12
                                                                           ===============   ===============   ==============

       Book value per share                                                        $12.58            $12.21                3

       Number of shares at period end                                          45,456,743        46,007,237               (1)




CONSOLIDATED STATEMENT OF INCOME (unaudited)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                               For the three months ended                         For the twelve months ended
(Dollars in thousands,
   except per share amounts)                           December 31,                                       December 31,
                                   --------------------------------------------------   -------------------------------------------
                                        1999              1998         % Change             1999              1998         % Change
                                   ---------------   ---------------   --------------   --------------   ---------------   --------
Interest income                  $        129,435  $        109,632               18  $       470,446  $        423,949         11
Interest expense                          (42,524)          (34,738)              22         (148,441)         (130,278)        14
                                   ---------------   ---------------   --------------   --------------   ---------------   --------
Net interest income                        86,911            74,894               16          322,005           293,671         10
Provision for credit losses                     -                 -                -                -                 -          -
                                   ---------------   ---------------   --------------   --------------   ---------------   --------
Net interest income after
  provision for credit losses              86,911            74,894               16          322,005           293,671         10
Noninterest income                         23,215            17,175               35           87,212            67,684         29
Noninterest expense                       (66,699)          (53,133)              26         (241,803)         (211,331)        14
                                   ---------------   ---------------   --------------   --------------   ---------------   --------
Income  before taxes                       43,427            38,936               12          167,414           150,024         12
Income taxes                              (15,510)          (14,202)               9          (59,307)          (53,796)        10
                                   ---------------   ---------------   --------------   --------------   ---------------   --------
Net income                       $         27,917  $         24,734               13  $       108,107  $         96,228         12
                                   ===============   ===============   ==============   ==============   ===============   ========
Net income per share, basic      $           0.61  $           0.54               13  $          2.36  $           2.08         13
                                   ===============   ===============   ==============   ==============   ===============   ========
Net income per share, diluted    $           0.60  $           0.52               15  $          2.30  $           2.00         15
                                   ===============   ===============   ==============   ==============   ===============   ========
Dividends paid per share         $           0.17  $           0.14               18  $          0.66  $           0.56         18
                                   ===============   ===============   ==============   ==============   ===============   ========

Shares used to compute per
  share net income, basic              45,428,367        45,918,688                        45,682,714        46,357,351

Shares used to compute per
  share net income, diluted            46,605,553        47,506,073                        46,938,130        48,140,869


Earnings Release
January 13, 2000


CITY NATIONAL CORPORATION
-------------------------------------------------------------------------------
SELECTED FINANCIAL INFORMATION  (unaudited)  (Dollars in thousands)
-------------------------------------------------------------------------------

Period end                                                                                   December 31,
                                                                           --------------------------------------------------
                                                                                1999              1998           % Change
                                                                           ---------------   ---------------   --------------
Loans
       Commercial                                                        $      2,870,438  $      2,457,946               17
       Residential first mortgage                                               1,173,334         1,038,229               13
       Real estate - commercial mortgage                                        1,042,123           747,711               39
       Real estate - construction                                                 344,870           237,015               46
       Installment                                                                 59,904            49,526               21
                                                                           ---------------   ---------------   --------------
          Total loans                                                    $      5,490,669  $      4,530,427               21
                                                                           ===============   ===============   ==============

Nonaccrual loans and ORE
       Nonaccrual loans                                                  $         25,288  $         23,138                9
       ORE                                                                          1,413             3,480              (59)
                                                                           ---------------   ---------------   --------------
          Total nonaccrual loans and ORE                                 $         26,701  $         26,618                0
                                                                           ===============   ===============   ==============

       Loans past due 90 days or more on accrual status                  $          4,033  $          8,623              (53)
                                                                           ===============   ===============   ==============

       Restructured loans on accrual status                              $          2,707  $          1,982               37
                                                                           ===============   ===============   ==============

Deposits
       Noninterest bearing                                               $      2,448,916  $      2,382,724                3
       Interest-bearing, core                                                   2,051,799         1,750,963               17
                                                                           ---------------   ---------------   --------------
          Total core deposits                                                   4,500,715         4,133,687                9
       Time deposits - $100,000 and over                                        1,168,694           753,715               55
                                                                           ---------------   ---------------   --------------
          Total deposits                                                 $      5,669,409  $      4,887,402               16
                                                                           ===============   ===============   ==============



                                              For the three months ended                  For the twelve months ended
Average Balances                                       December 31,                               December 31,
                                   ---------------------------------------------   -----------------------------------------
                                        1999             1998         % Change         1999           1998        % Change
                                   ------------      ------------   ------------   -----------     -----------   -----------
Loans
   Commercial                          $2,743,592     $2,358,466             16     $2,560,701     $2,186,395             17
   Residential first mortgage           1,148,876      1,031,483             11      1,069,522      1,028,966              4
   Real estate - commercial mortgage    1,018,816        741,382             37        851,396        755,752             13
   Real estate - construction             329,146        243,566             35        288,084        191,782             50
   Installment                             59,854         49,823             20         52,551         50,958              3
                                       ----------     ----------     ----------     ----------     ----------     ----------
     Total loans                       $5,300,284     $4,424,720             20     $4,822,254     $4,213,853             14
                                       ==========     ==========     ==========     ==========     ==========     ==========

Securities                             $1,155,776     $  998,741             16     $1,118,127     $  898,161             24

Earning assets                          6,526,811      5,575,436             17      5,985,018      5,187,897             15

Assets                                  7,132,771      6,021,957             18      6,488,834      5,633,829             15

Core deposits                           4,325,587      3,695,810             17      3,881,108      3,506,554             11

Deposits                                5,508,263      4,490,460             23      4,809,800      4,267,602             13

Shareholders' equity                      570,932        547,967              4        564,091        538,426              5



Earnings Release
January 13, 2000


CITY NATIONAL CORPORATION
-------------------------------------------------------------------------------
SELECTED FINANCIAL INFORMATION  (unaudited)  (Dollars in
thousands except per share amounts)
-------------------------------------------------------------------------------


                                                                 For the three months ended            For the twelve months ended
                                                                       December 31,                            December 31,
                                                     -----------------------------------------------   ----------------------------
                                                        1999          1998     % Change     1999           1998         % Change
                                                     ----------     ---------  ---------  ----------   -----------     ------------
Selected Ratios
For the Period
   Return on average assets                               1.55 %       1.63 %    (5)        1.67 %          1.71 %       (2)
   Return on average shareholders' equity                19.40        17.91       8        19.16           17.87          7
   Net interest margin                                    5.46         5.52      (1)        5.56            5.86         (5)
   Efficiency ratio                                      58.81        55.97       5        57.58           56.87          1
   Dividend payout ratio                                 26.69        25.83       3        27.91           27.06          3
Period End
   Tier 1 risk-based capital ratio                                                          7.88            9.43        (16)
   Total  risk-based capital ratio                                                         11.21           13.20        (15)
   Tier 1 leverage ratio                                                                    6.73            7.99        (16)
   Nonaccrual loans to total loans                                                          0.46            0.51        (10)
   Nonaccrual loans and ORE to total loans and ORE                                          0.49            0.59        (17)
   Allowance for credit losses to total loans                                               2.44            2.99        (18)
   Allowance for credit losses to nonaccrual loans                                        530.20          584.92         (9)

Cash earnings and ratios (reported earnings net of goodwill and nonqualifying core deposit intangibles) (1)

   Cash net income                                $     30,411  $    26,086      17    $ 115,358       $ 101,714         13
   Cash net income per share, basic                       0.67         0.57      18         2.53            2.19         16
   Cash net income per share, diluted                     0.65         0.55      18         2.46            2.11         17
   Cash return on average assets                          1.72 %       1.73 %    (1)        1.80 %          1.82 %       (1)
   Cash return on average shareholders' equity           26.71        20.98      27        23.98           20.98         14
   Cash efficiency ratio                                 56.11        54.14       4        55.37           55.03          1



(1) Nonqualifying core deposit intangible (CDI) amortization and average balance excluded from these calculations are, with the exception of the efficiency ratio, net of applicable taxes. The after-tax amounts for the amortization and average balance of nonqualifying CDI were $0.8 million and $13.3 million, respectively, for the quarter ended December 31, 1999 and $0.3 million and $13.1 million, respectively, for the three months ended December 31, 1998. For the years, the amortization and average balance of nonqualifying CDI were $2.8 million and $11.5 million, respectively for 1999 and $1.9 million and $22.0 million respectively for 1998. Goodwill amortization and average balance (which are not tax effected) were $1.7 million and $105.9 million, respectively, for the quarter ended December 31, 1999 and $0.8 million and $42.4 million respectively, for the three months ended December 31, 1998. For the years, the goodwill amortization and average balance were $4.4 million and $71.4 million respectively for 1999 and $3.6 million and $40.8 million respectively for 1998. The Company's cash earnings per share are not necessarily comparable to similarly titled measures reported by other companies.





                                                   For the three months ended          For the twelve months ended
                                                          December 31,                          December 31,
                                         ----------------------------------------  -----------------------------------

                                            1999           1998        % Change       1999        1998      % Change
                                         ----------    -----------    -----------  ----------   --------    ----------
Noninterest income:
   Service charges on deposit accounts     $  5,417      $  4,355            24      $ 18,113     $ 17,386          4
   Investment services                        5,350         4,430            21        19,763       16,330         21
   Trust fees                                 4,752         2,641            80        18,059        9,376         93
   International services                     3,085         2,177            42         9,950        8,106         23
   Bank owned life insurance                    614           557            10         2,268        2,146          6
   Other                                      3,923         2,330            68        13,246        9,445         40
                                           --------      --------      --------      --------     --------    --------
      Subtotal                               23,141        16,490            40        81,399       62,789         30
   Gain on sale of loans and assets             393           (58)          N/M         2,117        1,823         16
   Gain on sale of securities                  (319)          743          (143)        3,696        3,072         20
                                           --------      --------      --------      --------     --------    --------
      Total                                $ 23,215      $ 17,175            35      $ 87,212     $ 67,684         29
                                           ========      ========      ========      ========     ========    ========

Noninterest expense:
   Salaries and other employee
        benefits                           $ 34,918      $ 27,893            25      $133,935     $114,965         17
                                           --------      --------      --------      --------     --------    --------
   All Other
     Professional                             5,993         6,885           (13)       20,811       23,445        (11)
     Net occupancy of premises                6,230         4,011            55        18,955       14,189         34
     Information services                     3,604         2,025            78        12,267        8,805         39
     Marketing and advertising                2,871         3,175           (10)       10,444       10,313          1
     Depreciation                             3,088         2,447            26        11,242        8,816         28
     Office services                          2,229         1,622            37         8,212        7,308         12
     Amortization of goodwill and
      core deposit intangibles                3,052         1,735            76         9,309        6,854         36
     Equipment                                  667           634             5         2,213        2,250         (2)
     Acquisition integration                     52           717           (93)        1,161        1,126          3
     Other operating                          3,995         1,989           101        13,254       13,260          0
                                           --------      --------      --------      --------     --------    -------
        Total other                          31,781        25,240            26       107,868       96,366         12
                                           --------      --------      --------      --------     --------    -------
          Total                            $ 66,699      $ 53,133            26      $241,803     $211,331         14
                                           ========      ========      ========      ========     ========    ========


  (Released to Business Wire this date)